EXHIBIT 32


                          ASPEN EXPLORATION CORPORATION

                   Certification pursuant to 18 U.S.C. ss.1350
           Principal Executive Officer and Principal Financial Officer

     To my knowledge: the quarterly report on Form 10-KSB for the period ended June 30, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Aspen Exploration Corporation for the periods presented.


September 22, 2003


/s/  Robert A. Cohan
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     Robert A. Cohan, Chief Executive
     Officer and Chief Financial Officer